UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2015

Roka Bioscience, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36538	27-0881542
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

20 Independence Boulevard, Warren, NJ	07059
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 605-4700

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 5, 2015, Roka Bioscience, Inc. (the “Company”) announced that it has appointed Mary Duseau, age 50, as the Company’s Senior Vice President and Chief Commercial Officer. From October 2012 until January 2015, Ms. Duseau held various positions at Andor Technology plc (“Andor”), a division of Oxford Instruments plc and leader in the global scientific digital camera market, and since February 2014 has served as Global Sales Director at Andor where she oversaw the company’s Global Sales Organization. Prior to joining Andor, Ms. Duseau held various sales and management roles of increasing responsibility with PerkinElmer, Inc. (NYSE: PKI) from 2000 through September 2012, including the position of Vice-President Sales & Marketing, Bio-discovery, from 2008 to September 2012, where she led the sales and marketing of the company’s life science tools business. Ms. Duseau received her Bachelor of Science in Biochemistry with a minor in Neuroscience from the University of Massachusetts, Amherst.

Effective February 4, 2015 (the “Commencement Date”), the Company entered into an employment agreement with Ms. Duseau for the position of Senior Vice President and Chief Commercial Officer (the “Employment Agreement”). The Employment Agreement provides for “at will” employment. Ms. Duseau will receive an annual base salary of $330,000 (the “Base Salary”), which is subject to periodic adjustment by the chief executive officer (the “CEO”), the Company’s Board of Directors (the “Board”) or the Compensation Committee. In addition, pursuant to the terms of the Employment Agreement, Ms. Duseau received a grant of options to purchase 104,500 shares of the Company’s common stock, par value $0.001 per share (the “Initial Option Award”), pursuant to the Company’s Equity Incentive Plan (the “Plan”), on February 4, 2015 with an exercise price of $3.99 per share. Ms. Duseau is also eligible for an annual bonus with a target amount of up to 40% of the Base Salary, based on the achievement of certain individual and/or corporate performance targets established by the CEO, the Board or Compensation Committee. The actual amount of such bonus will be determined annually based upon individual and/or the Company’s achievement of certain performance targets, as determined by the CEO, the Board or the Compensation Committee, in his or its reasonable discretion. Ms. Duseau is eligible to participate in employee benefit plans generally available to the Company's employees, subject to the terms of those plans, and, in addition, will receive an amount equal to $7,200 annualized and payable in semi-monthly installments as a vehicle allowance. During the course of her employment, Ms. Duseau will also be entitled to two special payments, each in the amount of $40,000, less applicable withholdings and customary payroll deductions, to be paid out on the next regular pay date following each of the first and second anniversaries of the Commencement Date subject to Ms. Duseau’s continued employment with the Company.

The Employment Agreement further provides that in the event of termination without cause or with good reason, as described below, subject to the execution and non-revocation of a release agreement, resignation from any and all positions and return of all company property, Ms. Duseau will be entitled to receive (i) the amount of her accrued but unpaid Base Salary, earned but unpaid bonus, and any accrued but unused vacation as of the date of termination, (ii) reimbursement of any expenses properly incurred on our behalf prior to any such termination and not yet reimbursed, (iii) an amount equal to the product of (x) .75 and (y) her annualized Base Salary in effect immediately prior to the date of termination, payable in equal installments over a period of nine months after the effective date of termination and (iv) continuation of group health plan benefits under COBRA, with Ms. Duseau’s healthcare continuation payments under COBRA being waived by us until the earlier of (x) nine months after termination and (y) the date Ms. Duseau becomes eligible for benefits through another employer.

Under the Employment Agreement, the terms below are generally defined as follows: (i) “cause” means: (a) the conviction of, or plea of guilty or no contest to a felony or a crime involving dishonesty, theft or moral turpitude; (b) commission a fraudulent, dishonest or illegal act in respect of the Company, its affiliates or any of their respective clients/customers; (c) willful misconduct or gross negligence that is, or reasonably could be expected to be, injurious to the business, operations or reputation of the Company or its affiliates (monetarily or otherwise); (d) willful violation of a federal, state or local law or regulation applicable to the Company’s business or its affiliates; (e) material and uncured violation of the Company’s policies and procedures; (f) material and uncured failure to satisfactorily perform Ms. Duseau’s prescribed duties; (g) Ms. Duseau’s breach of the terms the confidentiality, inventions and non-interference agreement described below; and (h) other material and uncured breach of Ms. Duseau’s representations, warranties, covenants and other obligations under the Employment Agreement; and (ii) “good reason” means that Ms. Duseau has complied with the appropriate notice procedures following the occurrence of any of the following without Ms. Duseau’s advance written consent: (a) a reduction in the Base Salary that is not pursuant to a salary reduction program affecting substantially all other executive level employees; or (b) a relocation of Ms. Duseau’s principal office location of more than fifty (50) miles outside of Warren, New Jersey.

In addition, Ms. Duseau has entered into a standard form agreement with respect to confidential information, assignment of inventions, non-solicitation and non-interference restrictions. Among other things, this agreement obligates Ms. Duseau to refrain from disclosing any of the Company's proprietary information received during the course of employment, to assign to the Company any inventions conceived or developed during the course of employment, to refrain from soliciting or hiring any of the Company's employees, consultants or independent contractors for a period of one year after the termination of her employment and to refrain from engaging in a competitive business for a period of one year after the termination of her employment.

The foregoing description of the Employment Agreement is intended to be a summary and is qualified in its entirety by reference to such document, which is attached as Exhibit 10.1 and is incorporated by reference herein.

On February 5, 2015, the Company issued a press release announcing the appointment of Ms. Duseau. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01     Financial Statements and Exhibits

Exhibit	Description
10.1	Employment Agreement dated February 4, 2015 by and between the Company and Mary Duseau
99.1	Press Release issued by the Company on February 5, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROKA BIOSCIENCE, INC.

Dated: February 5, 2015	By:	/s/ Steven T. Sobieski
Name: Steven T. Sobieski
Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Employment Agreement dated February 4, 2015 by and between the Company and Mary Duseau
99.1	Press Release Issued by the Company on February 5, 2015